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Exhibit 99.1

Consent of Person to Become Director

        Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name and to being named in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Pacific City Financial Corporation, as may be amended from time to time, as a person to become a director of Pacific City Financial Corporation.

/s/ Thomas Chan-Soo Kang Thomas Chan-Soo Kang

March 4, 2010

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  Exhibit 99.1